EXHIBIT 99.2

Jostens Media Contact: Jill Teut, Tel: 952/830-3275, E-mail: jill.teut@jostens.com

Visant Media/Investor Contact: Paul Carousso, Senior Vice President, Chief Financial Officer, Tel: 914/595-8218, E-mail: paul.carousso@visant.net

JOSTENS ANNOUNCES APPOINTMENT OF NEW CEO

MINNEAPOLIS, MN – November 19, 2013 — The Board of Directors of Jostens, Inc. has announced that Chuck Mooty has been appointed to the role of Chief Executive Officer and President, effective January 1, 2014. Mr. Mooty will be filling the top seat at Jostens vacated earlier this year. Mr. Mooty will also be named to the boards of directors of Jostens and Visant effective upon his appointment. A long time member of the Minneapolis business community, Mr. Mooty most recently served as Interim CEO of Fairview Health Services in addition to being a member of Fairview’s board. Prior to his role at Fairview, Mr. Mooty was the CEO and President of Faribault Woolen Mills and before that served as the Chief Executive Officer and President of International Dairy Queen.

The Board of Directors of Jostens, which led the recruiting effort, released the following statement on Mr. Mooty’s appointment: “We are fortunate to have Chuck agree to join the Jostens organization at such an important time in the company’s history. Chuck’s long-tested talent as a leader will be an asset in driving the mission and strategy of the organization, particularly as we pursue the previously announced transaction with American Achievement.”

“Chuck’s experience in leading organizations through change management resulting in corporate growth makes him the ideal candidate to lead Jostens,” said Jim Simpson, CFO of Jostens. “With his passion and commitment to excellence, Chuck’s leadership will drive continued value delivered to our customers through our products, programs and services.”

Mr. Mooty commented, “I am honored to be joining the Jostens team at this exciting time. I have always enjoyed working with heritage brands in my past and Jostens is another wonderful opportunity to bring pride, relevance and new energy to its products and services which celebrate significant and magical moments in one’s life. With the dedicated support from the employees and independent sales force, Jostens is well positioned to be the pre-eminent source in capturing memorable chapters in life.”

Jostens is a wholly owned subsidiary of Visant Corporation.

About Jostens

Minneapolis-based Jostens supports schools and educators through a variety of products, programs and services that help people tell their stories, celebrate important traditions and recognize achievements. The company’s products include school yearbooks and other memory book products, scholastic products such as class rings and graduation products, and products for athletic champions and their fans. For more information on Jostens, please visit the company’s web site at www.jostens.com.

About Visant

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and packaging and educational publishing markets. Visant is controlled by affiliates of KKR and DLJ Merchant Banking. For more information on Visant, please visit the company’s web site at www.visant.net.

Use of Forward-Looking Statements

This news release contains “forward-looking statements”, including, without limitation, statements concerning expectations regarding the proposed transaction. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, successful completion of the proposed transaction, and those identified under “Risk Factors” in Visant’s Annual Report on Form 10-K for the year ended December 29, 2012, in addition to those discussed in Visant’s quarterly reports on Form 10-Q.

Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law.

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